UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025

Trio Petroleum Corp
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, Suite 304

Malibu, CA 90265

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPET	The NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

As reported in a Current Report on Form 8-K filed by Trio Petroleum Corp, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission on October 27, 2025 (the October 27th Form 8-K”), effective as of August 20, 2025, the “Company entered into an Asset Purchase Agreement (the “APA”) with Trio Petroleum Canada, Corp., an Alberta, Canada corporation and a wholly owned subsidiary of the Company (the “Buyer”), and Capital Land Services Ltd., a corporation incorporated under the Province of Alberta (the “Seller”), pursuant to which, subject to the terms and conditions set forth in the APA, the Buyer agreed to acquire certain assets and the assignment of certain leases and rights of Seller relating to Seller’s oil and gas business, including contracts, permits mineral leases and registrations for working interests in petroleum and natural gas and mineral rights located in the County of Vermilion of River (formerly known as the Municipal District of Wellington No. 481) (collectively, the “Assets”), free and clear of any liens other than certain Permitted Encumbrances (as such term is defined in the APA) for a total purchase price of (i) CD$150,000 in cash and (ii) the issuance to the Seller of restricted shares (the “Shares”) of common stock, par value US$0.0001 per share (the “Common Stock”), of the Company, having an aggregate value of CD$150,000 (the “Purchase Price”). For more information on the terms and conditions of the APA, see the October 27th Form 8-K and a copy of the APA, which is attached as Exhibit 10.1 thereto.

On November 3, 2025, a closing of the transactions contemplated under the APA was completed (the “Closing”). At the Closing, the Buyer acquired the Assets from the Seller, with certain wells associated therewith being acquired by the Buyer out of a receivership. The Company/Buyer, as a result of certain regulatory matters and in order to reduce the amount of security deposits required to license the applicable oil and gas wells in Alberta from the Alberta Energy Regulator (“AER”), and because the AER requires a licensee to maintain a defined presence in Alberta, arranged to have all applicable licenses transferred to Novacor Exploration Ltd. (“Novacor”), an experienced operator who the Company/Buyer has an existing commercial relationship, having previously acquired certain assets from Novacor, and Novacor utilizes the Seller as its AER agent. In order to compensate the Seller for its services as AER agent, the Company/Buyer granted the Seller a 1% gross overriding royalty with respect to the mineral rights, for as long as the Seller continues to provide services as AER agent.

In connection with the acquisition of the Assets, the Buyer paid the Seller CD$150,000, in cash, and the Company issued to the Seller 104,227 restricted shares of its common stock, par value US$0.0001 per share.

Item 3.02. Unregistered Sale of Equity Securities

See the information on the sale of restricted shares of common stock of the Company in Item 2.01 above. The Company issued the shares of common stock to the Seller in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01 Regulation FD.

On November 4, 2025, the Company issued a press release describing the closing of the transactions contemplated under the APA. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 4, 2025.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp

Date: November 4, 2025	By:	/s/ Robin Ross
	Name:	Robin Ross
	Title:	Chief Executive Officer